                                                                    Exhibit 3(b)

Microfilm Number              Filed with the Department of State on SEP 21 1995
                 --------                                           -----------


Entity Number  684055                                [ART]
              ------------    -------------------------------------------------
                                        SECRETARY OF THE COMMONWEALTH

             ARTICLES OF AMENDMENT--DOMESTIC BUSINESS CORPORATION
                            DSCB:15-1915 (REV. 90)

  In compliance with the requirements of 15 Pa.C.S. (S) 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:


1.The name of the corporation is:           C-TEC Corporation
                                  ---------------------------------------------
  ----------------------------------------------------------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):


  (a) 46 Public Square           Wilkes-Barre, PA 18703          Luzerne
      ------------------------------------------------------------------------
          NUMBER AND STREET          CITY   STATEZIP              COUNTY

  (b) c/o:
           -------------------------------------------------------------------
      NAME OF COMMERCIAL REGISTERED OFFICE PROVIDER       COUNTY

  For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.


                                                     Business Corporation Law of
                                                         the Commonwealth of
3.The statute by or under which it was incorporated is :    Pennsylvania
                                                         ----------------------


4.The date of its incorporation is:     March 2, 1979
                                    -------------------------------------------

5.(Check, and if appropriate complete, one of the following):


  X The amendment shall be effective upon filing these Articles of Amendment
- ----
  in the Department of State.

    The amendment shall be effective on                   at
                                        -----------------    -----------------
                                          DATE                     HOUR

6.(Check one of the following):


  X The amendment was adopted by the shareholders (or members) pursuant to 15
- ---- Pa.C.S. (S) 1914(a) and (b).

    The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. (S) 1914(c).

7.(Check, and if appropriate complete, one of the following):

    The amendment adopted by the corporation, set forth in full, is as follows:


  X The amendment adopted by the corporation as set forth in full in Exhibit
- ---- A attached hereto and made a part hereof.

8.The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

  IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 20th day of September, 1995.

                                          C-TEC Corporation
                                          -------------------------------------
                                                  (NAME OF CORPORATION)


                                          By      /s/ Raymond B. Ostroski
                                            -----------------------------------
                                             [SIGNATURE] RAYMOND B. OSTROSKI
                                             Executive Vice President, General
                                              Counsel and Corporate Secretary

                                   EXHIBIT A

  RESOLVED, that the authorized shares of the Company's Common Stock be increased from 35,000,000 shares to 85,000,000 shares; and

  RESOLVED, that the authorized shares of the Company's Class B Common Stock be increased from 8,753,203 shares to 15,000,000 shares; and

  RESOLVED, that the Company authorize 25,000,000 shares of a new class of Preferred Stock without par value; and

  RESOLVED, that the Company's Articles of Incorporation, which were amended, restated and filed with the Pennsylvania Department of State of April 26, 1986 and which were further amended by virtue of a Statement of Reduction of Authorized Shares filed on October 6, 1990 and further amended to reflect a reduction in the Class B Common Stock on November 21, 1991 and amended to ultimately reflect the foregoing resolutions and the number of shares which the Company has authority to issue as follows:

                NUMBER OF
     CLASS OF     SHARES
     STOCK      AUTHORIZED
     --------   ----------
     Common     85,000,000
     Class B    15,000,000
     Preferred  25,000,000

  FURTHER RESOLVED, that the officers of the Company be and they are hereby authorized, empowered and directed to do such thing, take such action, execute and deliver such document and cause the payment of such fee and or expense as may be necessary and or required for the purpose of affecting the foregoing resolutions.